Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated May 16, 2011 in this Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-173437) and related Prospectus of Brainsway Ltd. for the registration of its ordinary shares and Series 5 warrants exercisable into its ordinary shares.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Tel-Aviv, Israel
May 26, 2011